Exhibit 21.1 Subsidiaries

Subsidiaries                                     State of Incorporation
------------                                     ----------------------

NetView Technologies, Inc. (100% owned)          Texas
eLinear, Corp. (100% owned)                      Colorado
NewBridge Technologies, Inc. (100% owned)        Texas


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